Exhibit 11, under N-1A
                                           Exhibit 23 under Item 601/Reg SK

                       INDEPENDENT AUDITORS' CONSENT


To the Board of Trustees
Arrow Funds:


With respect to the Prospectuses and statements of Additional Information included in this Post Effective Amendment No. 5 to the Registration Statement (No. 33-490073) on Form N-1A of the Arrow Funds, we consent to the use of our reports, dated November 6, 1996, included herein and to the references to our Firm under the headings `Financial Highlights'' and `Administration of the Funds-Independent Auditors'' in Part A of the Registration Statement.

                       Arrow Government Money Market Portfolio
                       Arrow Equity Portfolio
                       Arrow Fixed Income Portfolio
                       Arrow Municipal Income Portfolio

KPMG PEAT MARWICK LLP
KPMG Peat Marwick LLP
Pittsburgh, Pennsylvania
November 26, 1996